THE SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMAG PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-2742593
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

100 Hayden Avenue Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered

Preferred Share Purchase Rights	The NASDAQ Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐

Securities Act registration statement number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered

None	None

Item 1.                Description of Registrant’s Securities to be Registered.

A description of the Preferred Share Purchase Rights being registered hereunder is contained in Item 3.03 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 4, 2009, and is incorporated herein by reference.

Item 2.                Exhibits.

Exhibit Number	Description
3.1, 4.1

Certificate of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, File No. 0-14732).

3.2, 4.2	By-Laws of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed November 28, 2008, File No. 0-14732).
3.3	Certification of Ownership and Merger (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed July 24, 2007, File No. 0-14732).
4.3

Specimen certificate representing the Company's Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, File No. 0-14732).

3.4, 4.4

Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1, 4.1 to the Company’s Current Report on Form 8-K (File No. 000-14732), as filed with the Securities and Exchange Commission on September 4, 2009).

4.5

Rights Agreement dated as of September 4, 2009, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 000-14732), as filed with the Securities and Exchange Commission on September 4, 2009).

4.6

Form of Rights Certificate (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 000-14732), as filed with the Securities and Exchange Commission on September 4, 2009).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 4, 2009	AMAG PHARMACEUTICALS, INC.

	By:	/s/ Joseph L. Farmer
Joseph L. Farmer General Counsel and Senior Vice President of Legal Affairs

EXHIBIT INDEX

Exhibit Number	Description
3.1, 4.1

Certificate of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, File No. 0-14732).

3.2, 4.2	By-Laws of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed November 28, 2008, File No. 0-14732).
3.3	Certification of Ownership and Merger (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed July 24, 2007, File No. 0-14732).
4.3

Specimen certificate representing the Company's Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, File No. 0-14732).

3.4, 4.4

Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1, 4.1 to the Company’s Current Report on Form 8-K (File No. 000-14732), as filed with the Securities and Exchange Commission on September 4, 2009).

4.5

Rights Agreement dated as of September 4, 2009, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 000-14732), as filed with the Securities and Exchange Commission on September 4, 2009).

4.6

Form of Rights Certificate (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 000-14732), as filed with the Securities and Exchange Commission on September 4, 2009).